EXHIBIT 99.1

Mawson Infrastructure Group Inc. Announces Monthly Operational Update for March 2024

Total Revenue Doubled with 100% Y/Y Growth from March of last year

March Self-Mining Business Revenue up 182% Y/Y

March Co-Location Business Revenue up 54% Y/Y

March Total Revenue of about $5.44 million

MIDLAND, Pa., April 18, 2024 (GLOBE NEWSWIRE) -- Mawson Infrastructure Group Inc. (NASDAQ:MIGI) (“Mawson” or the “Company”), a digital infrastructure company, announced today its unaudited business and operational update for March 2024.

Rahul Mewawalla, CEO and President, commented, “We are very pleased with our digital platform capabilities and our total revenue in March 2024 growing to double of our revenue back in March last year with 100% Y/Y growth. We are also excited to grow our self-mining business revenue by 182% Y/Y and grow our co-location business revenue by 54% Y/Y. In addition, we are delighted to expand our co-location customer agreement and to grow our business with our enterprise customers. Our robust portfolio mix and our enhanced capabilities across all three of our businesses – self-mining, co-location business services, and energy management – provides us with a broader set of opportunities ahead.”

Unaudited March Monthly Operating Results Summary

  Total monthly revenue doubled Y/Y with 100% Y/Y growth to about $5.44 million and the equivalent of 83 BTC1.
  Self-mining business revenue increased 182% Y/Y and 12% M/M to $2.87 million.
  Co-location business revenue was $2.40 million and is expected to expand to approximately 82 MW and over 25,284 miners. Energy management revenue was $0.17 million.
  Total Power Capacity was approximately 109 MW with capacity for approximately 35,650 miners.

Conferences and Events Update

Mawson has planned for its CEO and President, Rahul Mewawalla to join the following upcoming conferences and events. Please contact IR@Mawsoninc.com for further information.

  19th Annual Needham Technology, Media and Consumer Conference in May 2024 in New York City, New York

  Consensus in May 2024 in Austin, Texas

  Artificial Intelligence (AI) Summit in June 2024 in London, United Kingdom

  Mining Disrupt in June 2024 in Miami, Florida

  Bitcoin 2024 in July 2024 in Nashville, Tennessee

  Blockchain Futurist in August 2024 in Toronto, Canada

  Gateway Conference in September 2024 in San Francisco, California

  Token 2049 in September 2024 in Singapore

  Bitcoin Europe in October 2024 in Amsterdam, Netherlands

  World Summit Artificial Intelligence (AI) in October 2024 in Amsterdam, Netherlands

  Money 20/20 in October 2024 in Las Vegas, Nevada

Operational and Other Updates

Mawson’s operating sites, Midland and Bellefonte in Pennsylvania, have approximately 109 MW of total power capacity capable of supporting 35,650 miners for either self-mining or co-location services. The Midland facility has approximately 100 MW of total power and the capacity to support a total of approximately 32,930 miners for self-mining and/or co-location services. On March 25th, 2024 Mawson signed a customer service addendum to its previous Customer Service Framework Agreement with an enterprise customer, Consensus Technology Group LLC, expanding its overall co-location services business by approximately an additional 5,880 miners or approximately an additional 20 MW. Upon the expansion deployment being completed, Mawson is expected to provide co-location business services across its multiple co-location enterprise customers for a total of approximately 82 MW and over 25,284 miners. Mawson’s Bellefonte facility continues to operate at approximately 8.8 MW of capacity and is used entirely for self-mining purposes.

About Mawson Infrastructure

Mawson Infrastructure Group (NASDAQ: MIGI) is building the next generation digital infrastructure platform. Our innovation, technology, and operational expertise enables us to operate and optimize digital infrastructure to accelerate the digital economy including the growth of the bitcoin network, digital assets and other high-performance computing solutions using a carbon-free energy approach.

For more information, visit: https://www.mawsoninc.com/

Statements about Hashrate Capacity

Statements in the press release about hashrate capacity (including ‘installed capacity’ or ‘nameplate capacity’), will often differ from the actual or observed hashrate. These terms generally make certain assumptions about the efficiency of the ASIC miners that are in use. Some ASIC miner models will consume less power to create the same amount of hashing power than other ASIC miner models (typically more recent models are more efficient). Many ASIC miner fleets are blended fleets, including various ASIC miner models each with different efficiency ratings. Hashrate capacity figures typically assume 100% deployment of ASIC miners. Given the large numbers of computing units (often numbering in the tens of thousands), ASIC mining fleets are rarely 100% deployed and online at any one time. This can be due to a variety of factors, including ASIC miners being under maintenance, in repair workshops, in storage, in transit, or due to technical faults and breakdowns. Once deployed and online, the actual or observed hashrate can be influenced by other factors such as heat, overclocking (causing the ASIC miner to perform at levels higher than the manufacturer’s specifications), the age, and wear and tear exhibited by the ASIC miners and also by the limitations of the surrounding infrastructure, such as power outages, and MDC and transformer breakdowns. Construction and development delays are a common risk for mining data centers, for example due to weather, permitting delays, or labor and equipment shortages. Investors should consider all risk factors related to uptime when considering these figures, which are a best-case scenario.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Mawson cautions that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Mawson’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the possibility that Mawson’s need and ability to raise additional capital, the development and acceptance of digital asset networks and digital assets and their protocols and software, the reduction in incentives to mine digital assets over time, the costs associated with digital asset mining, the volatility in the value and prices of cryptocurrencies and further or new regulation of digital assets. More detailed information about the risks and uncertainties affecting Mawson is contained under the heading “Risk Factors” included in Mawson’s Annual Report on Form 10-K filed with the SEC on April 1, 2024, and Mawson’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2023, August 21, 2023, November 13, 2023, and in other filings Mawson has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Mawson undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

For more information, visit:
Website: https://www.mawsoninc.com/
Twitter: Mawson (@Mawsoninc) / X (twitter.com)
LinkedIn: https://www.linkedin.com/company/mawsoninc/
Facebook: Mawson Inc | Pittsburgh PA | Facebook

Investor Contact:
Investor Relations Team
IR@mawsoninc.com

Media Contact:
Media Relations Team
mediarelations@mawsoninc.com

__________________________
1 Revenue equivalent BTC is the total revenue of the Company for the period divided by the average BTC price. For the month of March, the figure used is $67,402.50.